Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended (the “Act”), I, Kevin Murphy, the Chief Executive Officer of Ferguson plc (the “Company”), hereby certify, that, to my knowledge:
1.the Quarterly Report on Form 10-Q for the period ended April 30, 2023 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: June 7, 2023

/s/ Kevin Murphy
Name:	Kevin Murphy
Title:	Chief Executive Officer
This certification accompanies the Report pursuant to Section 906 of the Act and shall not, except to the extent required by the Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.